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                                                                      EXHIBIT 11

CONSENT OF INDEPENDENT AUDITORS


    We consent to the use in Post-Effective Amendment No. 20 to Registration Statement No. 2-82976 of Prudential Government Income Fund, Inc. of our report dated April 13, 1995, appearing in the Statement of Additional Information, which is incorporated by reference in such Registration Statement, and to the references to us under the headings "Financial Highlights" in the Prospectus, which is incorporated by reference in such Registration Statement, and "Custodian, Transfer and Dividend Disbursing Agent and Independent Accountants" in the Statement of Additional Information.


/s/ Deloitte & Touche LLP


Deloitte & Touche LLP
New York, New York
December 20, 1995